SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               __________________


                               Amendment No. 1 to

                                   FORM 8-K/A
                                 CURRENT REPORT
                               __________________

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  June 17, 2003

                         THE HAIN CELESTIAL GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                     0-22818                     22-324061
--------------------------------------------------------------------------------
(State or other jurisdiction       (Commission                (I.R.S. Employer
of incorporation)                  File Number)              Identification No.)

58 South Service Road
Melville, New York                                                  11747
----------------------------------------------------                -----
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code (631) 730-2200

     This Amendment No. 1 to Form 8-K/A Current Report corrects amounts presented under the headings "Additional paid-in capital" and "Accumulative deficit" on page F-19, "Basic and diluted loss available per common share" and "weighted average shares outstanding" - basic and diluted" on page F-20 and "Accounts payable and accrued expenses" on page F-21.


Item 7. Financial Statements and Exhibits.

     This Form 8-K/A amends the Form 8-K dated June 17, 2003 and originally filed with the Securities and Exchange Commission on July 1, 2003 by The Hain Celestial Group, Inc. (the "Company") in connection with its acquisition of Acirca, Inc. ("Acirca") which was consummated on June 17, 2003, and provides the financial statements of Acirca and pro forma financial information of the combined companies as required pursuant to Item 7 of Form 8-K.

(a) Financial Statements of business acquired.

     (1) The audited consolidated statements of net assets to be sold of Acirca as of December 31, 2002 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002 are included on pages F-2 through F-18.

     (2) The unaudited consolidated balance sheet of Acirca as of March 31, 2003 and the related unaudited consolidated statements of operations and cash flows for the three month period ended March 31, 2003 are included on pages F-19 through F-24.

(b) Pro forma financial information.

     The unaudited pro forma combined balance sheet of the combined companies as of March 31, 2003 (giving effect to the acquisition of Acirca as if it had occurred on March 31, 2003), and the unaudited pro forma combined income statements of the combined companies for the fiscal year ended June 30, 2002 and the nine months ended March 31, 2003 (giving effect to the acquisition of Acirca as if it had occurred at the beginning of the period presented) are included in pages F-25 through F-28.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 18, 2003


                                         THE HAIN CELESTIAL GROUP, INC.



                                         By:    /s/ Ira J. Lamel
                                         ----------------------------------
                                         Ira J. Lamel
                                         Executive Vice President and
                                         Chief Financial Officer

                          Index to Financial Statements


Consolidated Financial Statements of Acirca, Inc. for the Years Ended December 31, 2002 and 2001 (Audited)

Report of Independent Auditors........................................F-2
Statements of Net Assets to be Sold...................................F-3
Statements of Operations..............................................F-4
Statements of Stockholders' Equity....................................F-5
Statements of Cash Flows..............................................F-6
Notes to Consolidated Financial Statements............................F-7


Consolidated Financial Statements of Acirca, Inc. for the Three Months Ended March 31, 2003 (Unaudited)

Consolidated Balance Sheets...........................................F-19
Consolidated Statements of Operations.................................F-20
Consolidated Statement of Cash Flows..................................F-21
Notes to Consolidated Financial Statements............................F-22


Pro Forma Combined Financial Information (Unaudited)

Pro Forma Combined Balance Sheet as of March 31, 2003.................F-25
Pro Forma Combined Income Statement for the Year Ended June 30, 2002..F-26 Pro Forma Combined Income Statement for the Nine Month Period
Ended March 31, 2003..................................................F-27
Notes to Pro Forma Combined Financial
Statements............................................................F-28

                         Report of Independent Auditors



To the Board of Directors
Acirca, Inc.


We have audited the accompanying statements of net assets to be sold of Acirca, Inc. as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets to be sold of Acirca, Inc. at December 31, 2002 and 2001 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.




                                                     /s/ Ernst & Young LLP
Stamford, Connecticut
June 18, 2003


                                  Acirca, Inc.
                       Statements of Net Assets to be Sold


                                                                                            December 31,
                                                                             ------------------------------------------
                                                                                     2002                  2001
                                                                             ---------------------
Assets
Current assets:
    Cash and cash equivalents                                                $      291,403        $    3,233,116
    Short-term investments                                                                -             8,725,000
    Accounts receivable, less allowance for doubtful accounts of $133,047
    and $119,399, respectively                                                    2,777,453             2,287,880
    Inventories                                                                   3,874,218             6,361,519
    Prepaid expenses and other                                                      590,500               404,716
Total current assets                                                              7,533,574            21,012,231
                                                                             --------------------- ---------------------

Property, plant and equipment, net                                                  700,899             3,041,526
Goodwill, net                                                                     8,546,491             7,172,110
Intangible assets, net                                                            3,244,207             7,147,745
Other assets                                                                        106,083               102,058
Total assets                                                                 $   20,131,254        $   38,475,670
                                                                             ===================== =====================
Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                                                         $    2,754,982        $     1,797,966
    Accrued compensation                                                            583,912               115,832
    Accrued expenses                                                              1,056,336             2,354,995
    Acquisition funds held in escrow                                                      -               175,000
    Current portion of note payable and capital lease obligations                   155,345               185,926
                                                                             --------------------- ---------------------
    Revolving line of credit                                                      1,621,842                     -
                                                                             --------------------- ---------------------
Total current liabilities                                                         6,172,417             4,629,719

Note payable and capital lease obligations, less current portion                    755,657               896,473
                                                                             --------------------- ---------------------
Commitments and contingencies (Notes 7 and 12)                                            -                     -
                                                                             --------------------- ---------------------
Total liabilities                                                                 6,928,074             5,526,192

Stockholders' equity:
    Series A convertible preferred stock, $.0001 par value, 24,000,000 shares authorized; 21,250,000 issued and outstanding;
       (liquidation preference of $8,712,500)                                         2,125                 2,125
    Series B convertible preferred stock, $.0001 par value, 140,000,000 shares authorized; 83,596,606 and 79,196,748 issued and
       outstanding, respectively; (liquidation preference of
       $45,142,146)                                                                   8,360                 7,920
    Series C convertible preferred stock, $.0001 par value, 3,862,374
       shares authorized; none issued or outstanding                                      -                     -
    Series D convertible preferred stock, $.0001 par value, 4,399,858
       shares authorized and issued, none outstanding                                     -                     -
    Common stock, $.0001 par value, 200,000,000 shares authorized;
       9,173,900 and 9,514,660 issued and outstanding, respectively                     917                   951
    Additional paid-in capital                                                   55,598,243            56,557,785
    Unearned compensation                                                        (1,215,495)           (1,518,343)
    Accumulated deficit                                                         (41,190,970)          (22,100,960)
Total stockholders' equity                                                       13,203,180            32,949,478
Total liabilities and stockholders' equity                                     $ 20,131,254          $ 38,475,670
                                                                             ========================================



See accompanying notes.

                                  Acirca, Inc.
                            Statements of Operations


                                                                           Years ended December 31,
                                                                  -------------------------------------------
                                                                          2002                  2001
                                                                  -------------------------------------------
Net sales                                                             $ 23,853,506        $   8,485,642
                                                                  -------------------------------------------
Cost of goods sold                                                      21,050,133            7,107,209
                                                                  -------------------------------------------
Gross profit                                                             2,803,373            1,378,433

Operating expenses

  General and administrative                                             8,416,100            6,907,753
  Depreciation and amortization                                          4,108,395            2,584,228
  Marketing and promotion                                                7,510,224            9,827,980
  Non-cash stock compensation                                              302,848               24,648
  Research and development                                               1,305,903              574,815
                                                                  -------------------------------------------

Operating loss                                                         (18,840,097)         (18,540,991)

Other income (expense)
Interest income                                                             55,151              284,813
Interest expense                                                          (153,257)             (96,097)
                                                                  -------------------------------------------
     Miscellaneous                                                        (151,807)             (54,741)
                                                                  ===========================================
Net loss                                                              $(19,090,010)        $(18,407,016)
                                                                  ===========================================

                                                                  ===========================================
Basic and diluted loss available per common share                     $      (2.06)        $      (7.68)

                                                                  ===========================================
Weighted average shares outstanding - basic and diluted                  9,251,763            2,398,216


See accompanying notes.


                                  Acirca, Inc.
                       Statements of Stockholders' Equity

                     Years ended December 31, 2002 and 2001

                                        Series A              Series B              Series D
                                      Convertible           Convertible           Convertible
                                    Preferred Stock       Preferred Stock       Preferred Stock
                                  ----------- --------- ----------- --------- ----------- ---------

                                  Number of             Number of             Number of
                                    Shares     Amount     Shares     Amount     Shares     Amount
                                  ----------- --------- ----------- --------- ----------- ---------

Balance at December 31, 2000      21,250,000  $2,125    15,399,089  $1,540            -    $    -

Issuance of common stock

Issuance of preferred stock                             63,797,659   6,380

Issuance of stock options as
compensation

Exercise of employee stock
option

Amortization of stock
compensation
                                  -----------
Net loss
                                  ----------- --------- ----------- --------- ----------- ---------


Balance at December 31, 2001      21,250,000  $2,125    79,196,748  $7,920            -   $     -

Issuance of preferred stock                                                   4,399,858      440

Issuance of warrants

Conversion of preferred stock                           4,399,858      440    (4,399,898)   (440)

Exercise of employee stock
options

Mt. Sun purchase price
adjustment (Note 11)

Adjustments to reflect net
assets not sold (Note 1)

Amortization of stock
compensation

Net loss
                                  ----------- --------- ----------- --------- ----------- ---------


                                                                                          $
Balance at December 31, 2002      21,250,000  $2,125    83,596,606  $8,360            -        -


                                  Acirca, Inc.
                       Statements of Stockholders' Equity

                     Years ended December 31, 2002 and 2001


                                       Common Stock
                                   ----------- --------- --------------- --------------- --------------- --------------
                                                                                                             Total
                                   Number of                Additional      Unearned      Accumulated    Stockholders'
                                     Shares     Amount   Paid-In Capital  Compensation      Deficit         Equity
                                   ----------- --------- --------------- --------------- --------------- --------------

Balance at December 31, 2000                              $13,371,335                     $(3,693,944)     $9,681,056

Issuance of common stock           9,504,660     $950       5,399,740                                       5,400,690

Issuance of preferred stock                                36,243,620                                      36,250,000

Issuance of stock options as
compensation                                                1,542,991     $(1,542,991)                              -

Exercise of employee stock
option                                10,000        1              99                                             100

Amortization of stock
compensation                                                                  24,648                          24,648

Net loss                                                                                 (18,407,016)    (18,407,016)
                                   ----------- --------- --------------- --------------- --------------- --------------


Balance at December 31, 2001        9,514,660     $951     $56,557,785     $(1,518,343)    $(22,100,960)   $32,949,478

Issuance of preferred stock                                 1,849,016                                       1,849,456

Issuance of warrants                                          546,973                                         546,973

Conversion of preferred stock                                                                                      -

Exercise of employee stock
options                               42,122        4          9,987                                           9,991

Mt. Sun purchase price
adjustment (Note 11)                (382,882)     (38)      (217,521)                                       (217,559)

Adjustments to reflect net
assets not sold (Note 1)                                  (3,147,997)                                     (3,147,997)

Amortization of stock
compensation                                                                 302,848                         302,848

Net loss                                                                                 (19,090,010)    (19,090,010)
                                   ----------- --------- --------------- --------------- --------------- --------------



Balance at December 31, 2002       9,173,900     $917    $ 55,598,243     $(1,215,495)    $(41,190,970)   $13,203,180



See accompanying notes.



                                  Acirca, Inc.
                            Statements of Cash Flows

                                                                                     Years ended December 31,
                                                                         -------------------------------------------------
                                                                                   2002                    2001
                                                                         -------------------------
Cash Flows from Operating Activities
Net loss                                                                      $(19,090,010)            $(18,407,016)
Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization                                                4,352,922                2,584,228
    Non cash stock compensation expense                                            302,848                   24,648
    Loss on disposal of fixed assets                                               245,028                   67,907
    Provision for losses on accounts receivable                                     13,648                  119,399
    Goodwill impairment charge                                                           -                   63,052
    Changes in assets and liabilities:
       Accounts receivable                                                        (503,221)                (783,266)
       Inventories                                                               2,487,301               (2,339,824)
       Prepaid expenses                                                           (185,784)                (230,566)
       Other assets                                                                 (4,025)                 (11,742)
       Accrued expenses                                                           (830,579)               1,292,085
       Accounts payable                                                            957,016                 (688,447)
                                                                         -------------------------------------------------
       Acquisition funds held in escrow                                           (175,000)                 175,000
                                                                         -------------------------------------------------
Net cash used in operating activities                                          (12,429,856)             (18,134,542)
                                                                         -------------------------------------------------

Cash Flows from Investing Activities
    Purchase of fixed assets                                                      (299,349)                (688,970)
    Proceeds from sales of fixed assets                                            353,625                       --
    Maturity of short-term investments                                           8,725,000                  600,000
    Purchase of short-term investments                                                  --               (8,725,000)
                                                                         -------------------------------------------------
    Acquisitions, net of cash acquired                                          (3,147,997)             (13,595,872)
                                                                         -------------------------------------------------
Net cash used in investing activities                                            5,631,279              (22,409,842)
                                                                         -------------------------------------------------

Cash Flows from Financing Activities
    Net proceeds from issuance of stock                                          2,396,428               36,250,000
    Proceeds from exercise of employee stock option                                  9,991                      100
    Net borrowings on revolving line of credit                                   1,621,842                        -
                                                                         -------------------------------------------------
    Principal payments on note payable and capital leases                         (171,397)                (368,582)
                                                                         -------------------------------------------------
Net cash provided by financing activities                                        3,856,864               35,881,518
                                                                         -------------------------------------------------

Net decrease in cash and cash equivalents                                       (2,941,713)              (4,662,866)
                                                                         -------------------------------------------------
Cash and cash equivalents, beginning of year                                     3,233,116                7,895,982
                                                                         -------------------------------------------------
Cash and cash equivalents, end of year                                     $       291,403          $     3,233,116
                                                                         =================================================


Supplemental cash flow information:
                                                                         =================================================
     Stock issued in connection with acquisition                                         -          $     5,400,690
                                                                         =================================================
     Cash paid for interest                                                $       153,256          $        96,097


                                  Acirca, Inc.
                   Notes to Consolidated Financial Statements

                                December 31, 2002

1.   Nature of Business, Organization and Basis of Presentation

     Acirca, Inc. (the "Company") was incorporated in the state of Delaware on May 11, 2000. The Company was formed for the purpose of developing and providing high quality organic foods for customers. The mission of the Company is to create the most valuable organic brands by focusing on equity building, product innovation, distribution ubiquity and consumer loyalty.

     In April 2002, the Company acquired all of the assets of the Organic Ingredients ("OI") division of Spectrum Organic Products, Inc. As discussed in Note 14, in June 2003, The Hain Celestial Group, Inc. ("Hain") acquired the Company, except for the OI business which was retained by the sellers. Accordingly, the accompanying financial statements present the historical financial information of the business acquired by Hain, as adjusted to eliminate the assets and liabilities and results of operations of OI, which were retained by the sellers. The net assets of OI distributed to the stockholders of the Company in June of 2003 has been recorded as an adjustment to reflect assets not sold in the accompanying Statements of Stockholders' Equity for the year ended December 31, 2002. OI incurred a pre-tax loss of approximately $26,000 in 2002.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

2.   Summary of Significant Accounting Policies

     Use of Estimates
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Cash and Cash Equivalents
     Cash and cash equivalents include cash on deposit which the Company invests in an overnight investment account with a commercial bank.

     Revenue Recognition
     Revenues are derived from the distribution and sale of organic foods throughout North America to retail and specialty food stores. Product sales are recorded when the products are shipped to independently owned and operated food distributors and customers, net of any discounts and allowances. The Company records as revenue amounts billed to customers for shipping and handling charges. Amounts incurred for shipping and handling charges are included in cost of goods sold.

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)


     Inventories
     Inventories are stated at the lower of cost or market using the first-in first-out ("FIFO") method.

     Fair Value of Financial Instruments
     The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate their fair value due to the short-term maturity of such instruments. The carrying amount of debt approximates its fair market value based on the Company's current borrowing rates for similar types of borrowing arrangements.

     Concentrations of Credit Risks
     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, cash equivalents, and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to credit insurance coverage, the large number of customers comprising the Company's customer base and ongoing credit evaluations of its customers. An allowance for doubtful accounts is determined with respect to those amounts that the Company has determined to be doubtful of collection.

     Cash and cash equivalents are invested in major banks in the United States. At times, total deposits maintained exceed the amount insured by federal agencies. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

     Property, Plant and Equipment
     Property, plant and equipment is recorded at cost and depreciated on a straight-line basis over the estimated useful lives as follows:

     Orchards                             20 years
     Computer equipment and software      3-5 years
     Furniture and equipment              8-20 years
     Leasehold Improvements               shorter of the estimated useful life
                                          or the term of the lease

     Maintenance and repairs are expensed as incurred.

     Goodwill and Other Intangible Assets
     Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Amortization of intangible assets is provided using the straight-line method over their estimated useful lives, which range from 1 to 20 years. The Company evaluates the recoverability of intangible assets based on projected undiscounted operating cash flows whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Effective January 1, 2002, the Company ceased amortization of goodwill in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets. In accordance with SFAS No. 142, no amortization of goodwill was recorded for acquisitions subsequent to June 30, 2001 (See Note 11).

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)


     Goodwill and intangibles consist of the following:

                                                          --------------------------------------------------
                                                                            December 31,
                                                          ------------------------- ------------------------
                                                                    2002                     2001
     Goodwill                                                      $ 8,685,399               $ 7,311,018
                                                          ------------------------- ------------------------
     Less:  accumulated amortization                                  (138,908)                 (138,908)
                                                          ------------------------- ------------------------
     Goodwill, net                                                 $ 8,546,491               $ 7,172,110
                                                          ========================= ========================




     Intangible assets:
          Non compete agreements                                       289,000                   289,000
          Customer lists                                             3,250,000                 3,250,000
          Trade names                                                4,927,000                 4,927,000
                                                          ------------------------- ------------------------
          Formulas                                                     919,000                   919,000
                                                          ------------------------- ------------------------
                                                                   $ 9,385,000               $ 9,385,000
                                                          ------------------------- ------------------------
     Less:  accumulated amortization                                (6,140,793)               (2,237,255)
                                                          ------------------------- ------------------------
     Intangible assets, net                                        $ 3,244,207               $ 7,147,745


      Amortization expense was $3,891,818 and $2,378,452 for the years ended December 31, 2002 and 2001, respectively.

      Management of the Company determined that there is no impairment of the carrying value of goodwill and intangible assets considering the sale of the Company as discussed in Note 14.

      Advertising and Promotional Expenses
      Advertising costs are expensed as incurred. Advertising and promotional expenses of $4,213,000 and $4,156,215 are included in Marketing and promotion expenses in the Statements of Operations for the years ended December 31, 2002 and 2001, respectively.

      Stock Based Compensation
      The Company accounts for employee stock based compensation in accordance with the intrinsic value based method proscribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees. In 2002, no stock based employee compensation expense was recorded in the Statements of Operations as all options granted had an exercise price equal to or greater than the fair market value of the underlying common stock on the date of grant as determined by the Board of Directors.

      The Company adopted the disclosure provisions of SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure which amends SFAS No. 123, Accounting for Stock Based Compensation in 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based employee compensation, which was originally provided for under SFAS

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)


     No. 123. The adoption of these disclosure provisions had no impact on the Company's results of operations, financial position or cash flows.

     Significant assumptions related to the determination of the fair value of the options and their impact on earnings are as follows:

                                                       ------------------------------ -----------------------------
                                                       December 31, 2002              December 31, 2001
                                                       ------------------------------ -----------------------------
        Risk free interest rate                                    3.00%                         4.50%
        Expected life of options (in years)                          8                             8
        Dividend yield                                               -                             -


      Had the Company accounted for its stock options using the fair value method as proscribed by SFAS No. 123 the Company's net loss would not have been significantly different in 2002 and 2001.

      The effect on the 2002 and 2001 net loss amounts of expensing the fair market value of stock options is not necessarily representative of the effect on reported earnings in future years due to the vesting period of stock options and the potential for issuance of additional stock options in future years.

      Loss Per Common Share
      Basic loss per common share is computed by dividing the loss applicable to common shareholders by the weighted-average common shares outstanding during the period. As the Company recorded a net loss applicable to common shares for the years ended December 31, 2002 and 2001, diluted loss per common share is equal to basic loss per common share, due to the exclusion of all potential common shares, which would reduce the net loss per share, in accordance with the provisions of SFAS No. 128, Earnings per Share.

      Income Taxes
      The Company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This Statement requires the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance reducing deferred tax assets to their estimated realizable value is recorded when the realization of the asset is not considered to be more likely than not.

      Reclassifications
      Certain amounts reported in the financial statements for the fiscal year ended December 31, 2001 have been reclassified to conform to the 2002 presentation.

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

3.   Inventories

      At December 31, inventories consisted of the following:

                                                   ------------------------- -------------------------
                                                               2002                     2001
              Raw materials                               $   788,230                $1,673,517
                                                   ------------------------- -------------------------
              Finished product                              3,085,988                 4,688,002
                                                   ------------------------- -------------------------
                                                           $3,874,218                $6,361,519

4.   Property, Plant and Equipment

      At December 31, property, plant and equipment consists of the following:


                                                      ------------------------ -------------------------
                                                               2002                      2001
                                                      ------------------------ -------------------------
Land and orchards                                       $              -              $   588,553
Furniture and equipment                                           99,875                1,446,096
Computer equipment and software                                  572,874                   66,181
Machinery and equipment                                          131,643                  418,919
                                                      ------------------------ -------------------------
Leasehold improvements                                           231,497                  735,512
                                                      ------------------------ -------------------------
                                                               1,035,889                3,255,261

                                                      ------------------------ -------------------------
Less:  accumulated depreciation                                 (334,990)                (213,735)
                                                      ------------------------ -------------------------
                                                             $   700,899               $3,041,526



      Depreciation expense includes amortization of assets acquired through capital leases. Depreciation expense was $216,577 and $205,776 for the years ended December 31, 2002 and 2001, respectively.

5.   Note Payable

      In October 2000, the Company assumed a note payable for $1,191,670 in connection with an acquisition. The note bears interest at the prime rate plus 1% (5.25% at December 31, 2002). Principal payments of $8,573 plus interest are due in monthly installments, with a final payment due on May 24, 2012. The borrowings under this agreement are collateralized by certain assets of the Company.

      At December 31, 2002, the aggregate annual maturities on the note payable are as follows:

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

                   2003                                           $102,876
                   2004                                            102,876
                   2005                                            102,876
                   2006                                            102,876
                   2007                                            102,569
                                                          ---------------------
                   Thereafter                                      238,569
                                                          ---------------------
                                                                  $752,949

6.   Revolving Line of Credit

      In August 2002, the Company entered into a bank Revolving Credit Agreement ("Agreement"). The Agreement allows for a maximum amount of borrowings, at prime plus 1.5% (5.75% at December 31, 2002), of $5.0 million based on certain percentages of eligible accounts receivable and inventory. Substantially all of the assets of the Company are pledged as collateral under the Agreement. Under the terms of the Agreement, the Company is required to raise additional capital of $3.0 million by June 30, 2003 and $11.0 million by December 31, 2003 and maintain certain financial covenants (see Note 14). At December 31, 2002 the Company had drawn down approximately $1.6 million and had approximately $174,000 available for additional borrowing.

7.   Leases

      The Company leases equipment under capital lease agreements. The leases, in the aggregate, require monthly principal and interest payments of approximately $6,000 and bear interest at an average rate of 9.7%. The cost of equipment under capital leases is $479,336 and $479,336 with accumulated depreciation of $209,308 and $140,788 at December 31, 2002 and 2001, respectively. Depreciation of such assets is recorded in depreciation and amortization expense in the Statement of Operations.

      The Company leases office space, warehouse space, machinery and equipment under various non-cancelable operating lease agreements. Several of these leases include renewal and purchase options. Total rental expense was approximately $154,000 and $186,000 in 2002 and 2001, respectively.

      Future minimum commitments for capital leases are as follows:

          2003                                               $  66,501
          2004                                                  57,935
          2005                                                  49,050
          2006                                                  10,612
                                                     --------------------------
          Total minimum lease payments                         184,098
                                                     --------------------------
          Amounts representing interest                        (26,045)
          Present value of net minimum
                                                     ==========================
             lease payments                                   $158,053

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)


      Future minimum commitments for operating leases are as follows:

             2003                                           $281,472
             2004                                            199,216
             2005                                            162,034
             2006                                             85,743
                                                   --------------------------
             2007                                              7,000
                                                   --------------------------
             Total minimum lease payments                   $735,465

8.   Income Taxes

      As a result of net operating losses, the Company has no income tax liability for the years ended December 31, 2002 and 2001.

      The Company has deferred tax assets of approximately $14.0 million and $8.3 million as of December 31, 2002 and 2001, respectively, related primarily to net operating loss carryforwards. A full valuation allowance in the amount of $12.3 million and $5.8 million has been established as of December 31, 2002 and 2001, respectively, as the realization of such deferred tax assets is not considered to be more likely than not. In addition, deferred tax liabilities of approximately $1.7 million and $2.5 million have been recorded as of December 31, 2002 and 2001, respectively. Such liabilities relate primarily to differing amortization periods for book and tax for goodwill and other intangibles.

      At December 31, 2002 the Company had federal net operating loss ("NOL") carryforwards of approximately $34.5 million, which expire as follows:
      $2.8 million in 2020, $16.2 million in 2021, and $ 15.5 million in 2022. Prospective utilization of such NOL carryforwards is also subject to certain limitations under Section 382 of the Internal Revenue Code.

9.   Preferred Stock

      The Company has authorized four series of Preferred Stock designated "Series A Convertible Preferred Stock" consisting of 24,000,000 authorized shares, "Series B Convertible Preferred Stock" consisting of 140,000,000 authorized shares, "Series C Convertible Preferred Stock" consisting of 3,862,374 authorized shares and "Series D Convertible Preferred Stock" consisting of 4,399,858 authorized shares.

      The Series A Convertible Preferred Stock has a liquidation preference equal to $0.41 per share plus any declared and unpaid dividends. Holders of Series A Convertible Preferred Stock are entitled to receive dividends at the rate of $0.033 per share per annum when declared by the Board of Directors prior and in preference to any declaration or payment of any dividend on the common stock. No dividend shall be declared and paid on the Series A Convertible Preferred Stock unless a dividend is also declared and paid on the issued and outstanding shares of Series B Convertible Preferred Stock. The Series A Convertible Preferred Stock is convertible, in whole or in part, at the option of the holders thereof, into shares of common stock at the initial conversion price of $0.41 per share of common stock.

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

     Holders of the Series A Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such holder's Series A Convertible Preferred Stock are convertible.

     The Series B Convertible Preferred Stock has a liquidation preference equal to $0.57 per share plus any declared and unpaid dividends. Holders of Series B Preferred Stock are entitled to receive dividends at the rate of $0.046 per share per annum when declared by the Board of Directors prior and in preference to any declaration or payment of any dividend on the common stock. No dividend shall be declared and paid on the issued and outstanding shares of the Series B Convertible Preferred Stock unless a dividend is also declared on the Series A Convertible Preferred Stock. The Series B Convertible Preferred Stock is convertible, in whole or in part, at the option of the holders thereof, into shares of common stock at the initial conversion price of $0.57 per share of common stock. Holders of Series B Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such holder's Series B Convertible Preferred Stock are convertible.

     In September 2002, the Company closed on a financing of $2,500,000 through the issuance of 4,399,898 shares of Series D Convertible Preferred Stock and warrants to purchase 3,862,374 shares of newly authorized Series C Convertible Preferred Stock. The warrants, which have no exercise price, are exercisable at any time through September 2012. The Company recorded the fair value of the warrants, $565,834 as a discount to the Series D Convertible Preferred Stock, which will be accreted over the life of the warrant. Accordingly, $18,861 has been included in the Statement of Operations for the year ended December 31, 2002 as amortization of such discount.

     The Series C Convertible Preferred Stock has a liquidation preference equal to $0.19 per share, adjusted for future financings, plus any declared and unpaid dividends. Holders of Series C Preferred Stock are entitled to receive dividends at the rate of $0.046 per share per annum when declared by the Board of Directors prior and in preference to any declaration or payment of any dividend on the common stock. No dividend shall be declared and paid on the issued and outstanding shares of the Series C Convertible Preferred Stock unless the same dividend is declared and paid on the Series B Convertible Preferred Stock and a dividend is also declared on the Series A Convertible Preferred Stock. The Series C Convertible Preferred Stock is convertible, in whole or in part, at the option of the holders thereof, into shares of common stock at the initial conversion price of $0.57 per share of common stock. Holders of Series C Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such holder's Series C Convertible Preferred Stock are convertible.

     The Series D Convertible Preferred Stock has a liquidation preference equal to $0.57 per share plus any declared and unpaid dividends. Holders of Series D Preferred Stock are entitled to receive dividends at the rate of $0.046 per share per annum when declared by the Board of Directors prior and in preference to any declaration or payment of any dividend on the common stock. No dividend shall be declared and paid on the issued and outstanding shares of the Series D Convertible Preferred Stock unless the same dividend is declared and

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

     paid on the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock and a dividend is declared on the Series A Convertible Preferred Stock. The Series D Convertible Preferred Stock is convertible, in whole or in part, at the option of the holders thereof or automatically upon the earlier of December 30, 2002 or the closing of an initial offering as defined by the Series D Convertible Preferred Stock Agreement, into shares of Series B Preferred Stock at the initial conversion price of $0.57 per share. Additionally, upon a future Financing, as defined by the Series D Convertible Preferred Stock Agreement, the conversion price will be adjusted by dividing the $0.57 per share by the lowest price paid by any investor in connection with such Financing. Holders of Series D Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of common stock into which such holder's Series B Convertible Preferred Stock would be convertible.

     On December 30, 2002, in connection with an automatic conversion, holders of the Series D Convertible Preferred Stock exchanged each share of such stock with one share of Series B Convertible Preferred Stock.

     The holders of the Series A, B, C and D Convertible Preferred Stock shall vote together with the holders of Common Stock as a single case.

     No dividends have been declared on any Series of Preferred Stock.

10.  Stock Option Plans

     The Company has two long-term incentive plans: the 2000 and 2001 incentive plans under which the Board of Directors is authorized to award restricted shares and options to purchase the Company's common stock in order to provide an incentive to certain eligible employees, officers and directors of the Company. The Board of Directors administers the incentive plans and has sole discretion to grant restricted stock or options. To date, restricted shares have only been awarded to certain executives in connection with the formation of the Company.

     The Board of Directors determines the exercise price of each option granted under each plan. Under both plans, options expire ten years from the date of grant and vest ratably over four years and five years for the 2000 and 2001 plans, respectively. At December 31, 2002, there are 17.4 million shares of common stock reserved for issuance under the incentive plans.

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

     Activity under the Company's stock option plans is as follows:

                                                          --------------------- --------------------
                                                                                 Weighted-Average
                                                                                Exercise Price per
                                                            Number of Shares           Share
           Outstanding at December 31, 2000                        170,000             $.01
             Granted                                             7,711,812              .34
             Exercised                                             (10,000)             .01
                                                          ---------------------
             Forfeited                                             (45,500)             .01
                                                          ---------------------
           Outstanding at December 31, 2001                      7,826,312              .34
                                                          =====================
             Granted                                             3,083,000              .34
             Exercised                                             (42,122)             .24
                                                          ---------------------
             Forfeited                                            (591,878)             .33
                                                          ---------------------
           Outstanding at December 31, 2002                     10,275,312             $.34
                                                          =====================


      Certain options granted during 2001 have exercise prices that are less than the fair market value of the Company's stock at the date of grant as determined by the Company's Board of Directors. Unearned stock compensation recorded during the year ended December 31, 2001 associated with these transactions of $ 1,542,991 is being amortized over the respective vesting periods. In 2002 and 2001, the Company recorded $302,848 and $24,648 of non-cash stock compensation expense, respectively, in connection with these options. As of December 31, 2002 and 2001, there were 4,648,438 restricted shares outstanding.

      The following table provides certain information with respect to stock options outstanding and exercisable at December 31, 2002:


      -------------------------- ---------------------- -------------------
                                   Number of Options    Number of Options
           Exercise Price             Outstanding          Exercisable
      -------------------------- ---------------------- -------------------
                $.01                       110,000             78,740
                $.34                    10,165,312          4,553,080
                                 ---------------------- -------------------
                                        10,275,312          4,631,820
                                 ==========================================

11.  Acquisitions

      During 2001, the Company acquired three companies all accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the dates of acquisition.

      On October 11, 2001, the Company acquired ShariAnn's Organic's Inc., manufacturers of organic soups, for a cash purchase price of $3.5 million. In connection with this acquisition,

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

     the Company received current assets $.5 million, property, plant and equipment of $.1 million, and assumed liabilities of $.6 million. The Company also recorded goodwill and other intangibles of approximately $1.3 million and $2.2 million, respectively.

     On September 30, 2001, the Company acquired Mountain Sun Organic and Natural Juices ("Mt. Sun"), manufacturers of natural and organic juice and various mixed fruit juices, for a purchase price of $11.8 million funded by cash of $6.4 million and the issuance of 9.5 million shares of common stock valued at $5.4 million. In connection with this acquisition, the Company received current assets of $4.4 million, property, plant and equipment of $1.9 million, and assumed liabilities of $2.7 million. The Company also recorded goodwill and other intangibles of approximately $3.1 million and $5.1 million, respectively. In 2002 the purchase price was finalized and accordingly the Company received 382,882 shares of common stock previously issued and held in escrow valued at $217,559.

     As the above-mentioned transactions were completed subsequent to July 1, 2001 the Company accounted for such under the provisions of SFAS No. 141 and 142. On June 11, 2001, the Company purchased all of the assets of Millina's Finest and Frutti Di Bosco organic pasta sauces for a cash purchase price of $3.1 million from Spectrum Organic Products, Inc. The Company recorded $.3 million of goodwill, $2.0 million of other intangibles and $.8 million of inventory in connection with the acquisition. The Company deposited $350,000 of the purchase price in an escrow account pending resolution of certain representations and warranties of the sellers. At December 31, 2001, $175,000 of the cash purchase price remained in escrow and was paid out in 2002. Accordingly no amounts are held in escrow at December 31, 2002 in connection with this acquisition.

12.  Contingencies

     The Company is involved in various legal matters, which have arisen in the ordinary course of its business. In the opinion of management the ultimate resolution of these matters will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

13.  Benefit Plans

     The Company sponsors a defined contribution 401(k) plan, covering substantially all full time employees who are eligible to participate in the plan upon date of hire. Employees make contributions to the plan through salary deferrals. No employer contributions were made during the years ended December 31, 2002 and 2001.

14.  Subsequent Events

     On May 28, 2003, the Company entered into an agreement with several of its shareholders whereby the shareholders loaned the Company $1,000,000 and in connection therewith, received warrants to purchase up to an aggregate of 7,109,594 shares of newly authorized Series E Convertible Preferred Stock. Principal and all accrued and unpaid interest, computed at a rate of 25% per annum, was payable on demand at any time on or after the

                                  Acirca, Inc.
             Notes to Consolidated Financial Statements (continued)

     earlier of August 31, 2005 or the date the Company secured $10 million through the sale or sales of its securities. In June 2003, the Company repaid the entire principal and interest.

     As discussed in Note 1, the Company was acquired on June 17, 2003 by The Hain Celestial Group, Inc. ("Hain"). Aggregate consideration paid by Hain was approximately $13.5 million, consisting of a combination of cash, 134,797 shares of Hain common stock and the assumption of certain of the Company's liabilities.


                                  Acirca, Inc.
                           Consolidated Balance Sheets
                                 March 31, 2003
                                   (Unaudited)
                             (Dollars in Thousands)

Assets
Current assets:
    Cash and cash equivalents                                       $       107

       Accounts receivable, less allowance for doubtful accounts          1,846
    Inventories                                                           1,698
                                                                   -----------------
    Prepaid expenses and other                                              191
                                                                   -----------------
Total current assets                                                      3,842
                                                                   -----------------

Property, plant and equipment, net                                          631
Goodwill, net                                                             8,546
                                                                   -----------------
Other assets                                                                197
                                                                   -----------------
Intangible assets, net                                                    2,995
                                                                   -----------------
Total assets                                                         $   16,211

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable and accrued expenses                           $     3,229
                                                                   -----------------
    Current portion of long-term debt                                     2,682
                                                                   -----------------
Total current liabilities                                                 5,911

Long-term debt                                                              653
                                                                   -----------------
Total liabilities                                                         6,564

Stockholders' equity:

    Series A convertible preferred stock                                      2
    Series B convertible preferred stock                                      8
    Series C convertible preferred stock                                      -
    Series D convertible preferred stock                                      -
    Common stock                                                              1
    Additional paid-in capital                                           55,598
    Unearned compensation                                                (1,120)
                                                                   -----------------
    Accumulated deficit                                                 (44,842)

                                                                   -----------------
Total stockholders' equity                                                9,647
                                                                   =================
Total liabilities and stockholders' equity                             $ 16,211


See accompanying notes.

                                  Acirca, Inc.
                      Consolidated Statements of Operations
                     Three Month Period Ended March 31, 2003
                                   (Unaudited)
                    (Dollars in Thousands, except per share)



Net sales                                                      $   4,675
                                                             ------------------
Cost of goods sold                                                 4,017
                                                             ------------------
Gross profit                                                         658

  Selling, general and administrative expenses                     4,263
                                                             ------------------

Operating loss                                                    (3,605)

    Interest expense                                                  46
                                                             ------------------

                                                             ==================
Net loss                                                        $ (3,651)
                                                             ==================

                                                             ==================

Basic and diluted loss available per common share               $  (0.40)


                                                             ==================

Weighted average shares outstanding - basic and diluted           9,173,900

               Acirca, Inc. (formerly Acirca, Inc. and Subsidiary)
                      Consolidated Statement of Cash Flows
                 For the Three Month Period Ended March 31, 2003
                                   (Unaudited)
                             (Dollars in Thousands)

Cash Flows from Operating Activities
Net loss                                                           $  (3,651)
Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                        295
    Stock compensation expense                                            95
    Provisions for losses on accounts receivable                          41
    Changes in assets and liabilities:

       Accounts receivable                                              (891)
       Inventories                                                     2,189
       Prepaid expenses                                                  400
       Other assets                                                      (91)
       Accounts payable and accrued expenses                          (1,155)

                                                           ---------------------
Net cash used in operating activities                                   (986)
Cash Flows from Investing Activities
                                                           ---------------------
Net cash used in investing activities                                      0
Cash Flows from Financing Activities
    Net borrowings on revolving line of credit                          (855)
    Net borrowings on notes payable                                    1,838
    Principal payments on note payable and
      capital leases                                                    (181)
                                                           ---------------------
Net cash provided by financing activities                                802
Net decrease in cash and cash equivalents                               (184)
                                                           ---------------------
Cash and cash equivalents, beginning of period                           291
                                                           ---------------------
Cash and cash equivalents, end of period                          $      107

                                  Acirca, Inc.
                   Notes to Consolidated Financial Statements
                     Three Month Period Ended March 31, 2003
                                   (Unaudited)
                             (Dollars in Thousands)


1.   Nature of Business, Organization and Basis of Presentation

     Acirca, Inc. (the "Company") was incorporated in the state of Delaware on May 11, 2000. The Company was formed for the purpose of developing and providing high quality organic foods for customers. The mission of the Company is to create the most valuable organic brands by focusing on equity building, product innovation, distribution ubiquity and consumer loyalty.

     In April 2002, the Company acquired all of the assets of the Organic Ingredients ("OI") division of Spectrum Organic Products, Inc. As discussed in Note 7, in June 2003, The Hain Celestial Group, Inc. ("Hain") acquired the Company, except for the OI business which was retained by the sellers. Accordingly, the accompanying financial statements present the historical financial information of the business acquired by Hain, as adjusted to eliminate the assets and liabilities and results of operations of OI, which were retained by the sellers. The net assets of OI distributed to the stockholders of the Company in June of 2003 has been recorded as an adjustment to reflect assets not sold in the accompanying Statements of Stockholders' Equity for the year ended December 31, 2002. OI incurred a pre-tax loss of approximately $26,000 in 2002.

     All significant intercompany accounts and transactions have been eliminated in consolidation.

     These Unaudited financial statements have been prepared in accordance with the accounting principles generally accepted in the United States for interim financial information and with the instructions of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Please refer to the footnotes to the Consolidated Financial Statements of the Company as of December 31, 2002 and for the year then ended for information not included in these condensed footnotes.

2.   Goodwill and Other Intangible Assets

     Goodwill represents the excess of the purchase price over the fair value of net assets acquired. Amortization of intangible assets is provided using the straight-line method over their estimated useful lives, which range from 1 to 20 years. The Company evaluates the recoverability of intangible assets based on projected undiscounted operating cash flows whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Effective January 1, 2002, the Company ceased amortization of goodwill in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS")

     No. 142, Goodwill and Other Intangible Assets. In accordance with SFAS No. 142, no amortization of goodwill was recorded for acquisitions subsequent to June 30, 2001.

     At March 31, 2003, goodwill and intangibles consist of the following:

           Goodwill                                           $ 8,685
                                                        --------------------
           Less:  accumulated amortization                       (139)
                                                        --------------------
           Goodwill, net                                      $ 8,546
           Intangible assets                                 $  9,385
                                                        --------------------
           Less:  accumulated amortization                     (6,390)
                                                        --------------------
           Intangible assets, net                            $  2,995

     Amortization expense during the period was $225.

3.   Advertising and Promotional Expenses

     Advertising costs are expensed as incurred. Advertising and promotional expenses of $136 are included in selling, general and administrative expenses in the Statements of Operations for the period.

4.   Inventories

     At March 31, 2003 inventories consisted of the following:

           Raw materials                                     $ 253
                                                     --------------------
           Finished product                                  1,445
                                                     --------------------
                                                            $1,698

5.   Property, Plant and Equipment

     At March 31, property, plant and equipment consists of the following:

           Furniture and equipment                         $   100
           Computer equipment and software                     573
           Machinery and equipment                             132
                                                     --------------------
           Leasehold improvements                              231
                                                     --------------------
                                                             1,036

                                                     --------------------
           Less:  accumulated depreciation                    (405)
                                                     --------------------
                                                           $   631

6.   Revolving Line of Credit

     In August 2002, the Company entered into a bank Revolving Credit Agreement ("Agreement"). The Agreement allows for a maximum amount of borrowings, at prime plus 1.5% (5.75% at December 31, 2002), of $5.0 million based on certain percentages of eligible accounts receivable and inventory. Substantially all of the assets of the Company are pledged as collateral under the Agreement. Under the terms of the Agreement, the Company is required to maintain certain financial covenants.

7.   Subsequent Events

     On May 28, 2003, the Company entered into an agreement with several of its shareholders whereby the shareholders loaned the Company $1 million and in connection therewith, received warrants to purchase up to an aggregate of 7,109,594 shares of newly authorized Series E Convertible Preferred Stock. Principal and all accrued and unpaid interest, computed at a rate of 25% per annum, was payable on demand at any time on or after the earlier of August 31, 2005 or the date the Company secured $10 million through the sale or sales of its securities. In June 2003, the Company repaid the entire principal and interest.

     As discussed in Note 1, the Company was acquired on June 17, 2003 by The Hain Celestial Group, Inc. ("Hain"). Aggregate consideration paid by Hain was approximately $13.5 million, consisting of a combination of cash, 134,797 shares of Hain common stock and the assumption of certain of the Company's liabilities.


                         THE HAIN CELESTIAL GROUP, INC.
                        Pro Forma Combined Balance Sheet
                                 March 31, 2003
                      Amounts in thousands except per share
                                   (Unaudited)

                                                              Historical                      Pro Forma
                                                              ------------------------------- ------------------------------
                                                                   Hain          Acirca       Adjustments      Combined
                                                              --------------- --------------- --------------- --------------

ASSETS
Current assets:
     Cash and cash equivalents                                 $ 11,973        $    107                        $ 12,080
     Trade receivables, net                                      64,259           1,846                          66,105
     Inventories                                                 59,518           1,698                          61,216
     Recoverable income taxes                                       470                                             470
     Deferred income taxes                                        7,223                                           7,223
     Other current assets                                         6,282             191                           6,473
                                                              --------------- --------------- --------------- --------------
         Total current assets                                   149,725           3,842                         153,567

Property, plant and equipment, net                               66,102             631        $(631)(1)         66,102
                                                                                              (8,546)(2)
Goodwill, net                                                   289,492           8,546       14,245(3)         303,737
Trademarks and other intangible assets, net                      38,649           2,995       (2,995)(2)         38,649
Other assets                                                     12,142             197       (2,995)            12,339
                                                              --------------- --------------- --------------- --------------
         Total assets                                          $556,110        $ 16,211       $2,073          $ 574,394
                                                              =============== =============== =============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                     $ 48,243        $  3,229        $  3,500 (4)   $  54,972
     Accrued restructuring and non-recurring charges              4,479                                           4,479
     Income taxes payable                                         9,575                                           9,575
     Current portion of long-term debt                            3,157           2,682          (2,682)(5)       3,157
                                                              --------------- --------------- --------------- --------------
         Total current liabilities                               65,454           5,911             818          72,183

Deferred income taxes                                            11,100                                          11,100
                                                                                                   (653)(5)
Long-term debt, less current portion                             49,718             653           9,343 (6)      59,061
                                                              --------------- --------------- --------------- --------------
         Total liabilities                                      126,272           6,564           9,508         142,344

Stockholders' equity:
                                                                                                    (11)(7)
     Capital stock                                                  347              11               1 (8)         348
                                                                                                (58,746)(7)
     Additional paid-in capital                                 362,240          58,746           2,211 (8)     364,451
     Retained earnings                                           72,328         (47,990)         47,990 (7)      72,328
     Treasury stock                                              (8,156)                                         (8,156)
     Unearned compensation                                                       (1,120)          1,120 (7)           -
     Foreign currency translation adjustment                      3,079                                           3,079
                                                              --------------- --------------- --------------- --------------
         Total stockholders' equity                             429,838           9,647          (7,435)        432,050
                                                              --------------- --------------- --------------- --------------

         Total liabilities and stockholders' equity            $556,110        $ 16,211        $  2,073        $574,394
                                                              =============== =============== =============== ==============

See notes to pro forma combined financial statements.


                         THE HAIN CELESTIAL GROUP, INC.
                       Pro Forma Combined Income Statement
                            Year Ended June 30, 2002
                      Amounts in thousands except per share
                                   (Unaudited)

                                                              Historical                      Pro Forma
                                                              ------------------------------- --------------------------------
                                                                                 Acirca
                                                                   Hain                       Adjustments      Combined
                                                              --------------- --------------- --------------- ----------------

Net sales                                                      $395,954        $ 18,516                       $414,470
Cost of Sales                                                   291,915          16,166                         308,081
                                                              --------------- --------------- --------------- ----------------
Gross profit                                                    104,039           2,350                         106,389

Selling, general and administrative expenses                     87,920          25,211        $ (4,108)(1)     109,033
Restructuring charges                                             4,977                                           4,977
Impairment of long-lived assets                                   3,878                                           3,878
                                                              --------------- --------------- --------------- ----------------

Operating income (loss)                                           7,264         (22,871)          4,108         (11,499)

                                                                                                   (223)(2)
Interest expense and other expenses                               2,461              90             280 (3)       2,608
                                                              ---------------  --------------- --------------- ----------------

Income (loss) before income taxes                                 4,803         (22,961)          4,051         (14,107)
Provision for income taxes                                        1,832                          (7,186)(4)      (5,354)
                                                              --------------- ---------------  --------------- ----------------

Net income (loss)                                              $  2,971        $(22,961)       $ 11,237        $ (8,753)
                                                              =============== =============== =============== ================


Basic income (loss) per share                                  $      0.09                                     $     (0.26)
                                                              ===============                                 ================

Diluted income (loss) per share                                $      0.09                                     $     (0.25)
                                                              ===============                                 ================

Weighted average common shares outstanding:
    Basic                                                        33,760                                          33,895
                                                              ===============                                 ================
    Diluted                                                      34,744                                          34,879
                                                              ===============                                 ================

See notes to pro forma combined financial statements.


                         THE HAIN CELESTIAL GROUP, INC.
                       Pro Forma Combined Income Statement
                     Nine Month Period Ended March 31, 2003
                      Amounts in thousands except per share
                                   (Unaudited)

                                                              Historical                      Pro Forma
                                                              ------------------------------- -------------------------------
                                                                                 Acirca
                                                                   Hain                       Adjustments      Combined
                                                              --------------- --------------- --------------- ---------------

Net sales                                                      $348,650        $  17,289                       $ 365,939
Cost of Sales                                                   239,050           15,054                         254,104
                                                              --------------- --------------- --------------- ---------------
Gross profit                                                    109,600            2,235                        111,835

Selling, general and administrative expenses                     74,297           15,578       $ (2,264)(1)      87,611
Restructuring charge                                                440                                             440
                                                              --------------- --------------- --------------- ---------------

Operating income (loss)                                          34,863          (13,343)         2,264          23,784

                                                                                                    (43)(2)
Interest expense and other expenses                               1,560              223            210 (3)       1,950
                                                              ---------------  --------------- --------------- ---------------

Income before income taxes                                       33,303          (13,566)         2,097          21,834
Provision for income taxes                                       12,572                          (4,358)(4)       8,214
                                                              --------------- ---------------  --------------- ---------------

Net income                                                     $ 20,731        $ (13,566)      $  6,455        $ 13,620
                                                              =============== =============== =============== ===============


Basic income per share                                         $      0.61                                     $      0.40
                                                              ===============                                 ===============

Diluted income per share                                       $      0.60                                     $      0.39
                                                              ===============                                 ===============

Weighted average common shares outstanding:
    Basic                                                        33,853                                          33,988
                                                              ===============                                 ===============
    Diluted                                                      34,579                                          34,714
                                                              ===============                                 ===============

See notes to pro forma combined financial statements.

                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)


General:

On June 17, 2003, The Hain Celestial Group, Inc. (the "Company") completed the acquisition of Acirca, Inc. ("Acirca"). A portion of the cost of the acquisition (including closing costs) and the repayment of Acirca debt was funded by borrowings under the Company's existing Credit Facility, while the remaining cost of the acquisition was paid by the issuance of 134,797 shares of common stock.

Only those adjustments required and allowable by Regulation S-X have been reflected in the Unaudited Pro Forma Combined Financial Statements. In the periods following the closing of the acquisition of Acirca, the Company expects to realize various synergies, numerous of which were effectuated immediately. The synergies include the elimination of Acirca costs which are duplicative with the Company's costs, including the costs of research and development, operations, marketing and sales, customer service and finance and accounting.

Details of the pro forma adjustments relating to the acquisition and the financing are set forth below:

Pro forma balance sheet adjustments:

     (1)  Elimination of Acirca fixed assets not retained by the Company.
     (2)  Elimination of Acirca goodwill and other intangible assets.
     (3) Excess of the cost of the acquisition over the acquired net tangible assets of Acirca. An allocation of the excess between goodwill and other intangibles is pending.
     (4)  Liabilities assumed in the transaction, including closing costs.
     (5)  Credit lines of Acirca paid off at closing.
     (6) Borrowings under the Company's Credit Facility on the date of acquisition.
     (7)  Elimination of Acirca equity accounts.
     (8)  Issuance of Company common stock at the date of acquisition.

Pro forma statement of income adjustments:

     (1)  Elimination of Acirca depreciation and amortization.
     (2)  Elimination of Acirca interest expense.
     (3) Increase in interest expense resulting from the Company's additional borrowings under its Credit Facility on the date of acquisition.
     (4) Adjustment to historical income taxes to give effect to the operating losses of Acirca when combined with the Company.